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                                 VERACITY FUNDS
                   AGREEMENT FOR INVESTMENT ADVISORY SERVICES

     THIS AGREEMENT is made as of this ___ day of ___________, 2004, between Veracity Funds (the "Trust") and integrity Asset Management, LLC, a Delaware limited liability company (the "Adviser").

                                    RECITALS

     WHEREAS, the Trust is organized under the laws of the state of Delaware as an unincorporated business trust operating and registered as an open-end management investment company of the series type under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized by its Declaration of Trust and by-laws to
issue  separate  Portfolios  of  shares   representing   interests  in  separate
investment portfolios (the "Portfolios"), and

     WHEREAS, The Trust has authorized the issuance of shares of beneficial interest ("Shares") in the Portfolios which are identified on Schedule A attached hereto and incorporated herein, which Schedule A may be amended from time to time by mutual agreement of the Trust and Adviser (the "Portfolios"), and;

     WHEREAS,   Adviser  is  registered  as  an  investment  adviser  under  the
Investment Advisers Act of 1940, as amended (the "Advisers Act") and engages in the business of asset management; and

     WHEREAS, the Trust desires to retain Adviser to furnish investment advisory services to the Portfolios, and such other Portfolios as may be added from time to time by mutual agreement of the parties, pursuant to the terms and conditions of this Agreement, and Adviser is willing to so furnish such services;

     NOW THEREFORE, in consideration of the foregoing and the agreements and covenants herein contained, the parties hereto, intending to be legally bound, agree as follows:

1.   APPOINTMENT

     The Trust hereby appoints Adviser to act as investment adviser to the Portfolios for the periods and pursuant to the terms and conditions as set forth in this Agreement. Adviser accepts the appointment and agrees to furnish the services herein set forth for the compensation herein provided.

2.   DELIVERY OF DOCUMENTS

     The Trust has furnished Adviser with properly certified or authenticated copies of each of the following:

     a.   The Trust's Declaration of Trust;
     b.   The Trust's By-Laws;
     c.   Resolutions  of  the  Trust's  Board  of  Trustees   authorizing   the
          appointment of Adviser and approving this Agreement;
     d. The Trust's current Prospectus and Statement of Additional Information (together called the "Prospectus"); and
     e. All policies and procedures of the Trust which are relevant to this Agreement.

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     The Trust will furnish Adviser from time to time with properly certified or authenticated copies of all amendments of or supplements to the foregoing at the same time as such documents are required to be filed with the SEC and/or state authorities.

3.   MANAGEMENT

     Subject to the general supervision of the Trust's Board of Trustees (the "Board"), Adviser will be responsible for providing a continuous investment program for the Portfolios, including investment research and management with respect to all securities, investments, cash and cash equivalents held by the Portfolios.

     Adviser may, with the prior written consent of the Board and the approval of the appropriate Trust shareholders, as required, employ persons or entities to serve as sub-advisers to one or more Portfolios. The Adviser and/or such sub-advisers, if any, may, in their sole discretion, determine from time to time what securities and other investments will be purchased, retained or sold by the Portfolios. The investment activities of such sub-advisers, if any, as such services relate to the Portfolios, will at all times be subject to the general supervision and control of Adviser. Adviser will provide, through its own efforts itself and/or through the medium of its previously approved sub-adviser(s), the services under this Agreement in accordance with each Portfolio's investment objectives, policies and restrictions as such are set forth in the Prospectus from time to time. Adviser further agrees that it:

     (a) Will conform its activities to all applicable Rules and Regulations of the SEC and will, in addition, conduct its activities under this agreement in accordance with the regulations of any other Federal and State agencies which may now or in the future have jurisdiction over its activities under this Agreement;

     (b) Will monitor the investment activities of any sub-adviser which it employs to insure that such sub-adviser conducts its activities with respect to the applicable Portfolio(s) in accordance with the Prospectus and any and all federal and/or state laws and regulations relating to the applicable Portfolio(s);

     (c) Will place orders, or monitor the placement of orders by sub-advisers, pursuant to good faith investment determinations for the Portfolios either directly with the respective issuers or with appropriate brokers and dealers. In placing orders with brokers or dealers, the Advisor, or sub-adviser(s) under the supervision of Adviser, will attempt to obtain the best net price and the most favorable execution of its orders. Consistent with this obligation, when Adviser, or Adviser's duly authorized sub-adviser(s), believes two or more brokers or dealers are comparable in price and execution, Adviser, or Adviser's duly authorized sub-adviser(s), may prefer: (I) brokers and dealers who provide the Portfolio(s) with research advice and other services, or who recommend or sell Trust shares, and (II) brokers who are affiliated with the Trust, Adviser or sub-adviser; provided, however, that in no instance will portfolio securities be purchased from or sold to Adviser or any sub-adviser in principal transactions;

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     (d)  Will  provide,  at its own cost,  all  office  space,  facilities  and equipment necessary for the conduct of its advisory activities on behalf of the Trust.

4.   SERVICES NOT EXCLUSIVE

     The services to be furnished by Adviser hereunder are not to be considered exclusive, and Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby; provided, however, that without the prior written consent of the Board, Adviser will not serve as an investment advisor to any other investment company having a similar investment objective to that of the Trust.

5.   BOOKS AND RECORDS

     In compliance with applicable rules promulgated under the 1940 Act, Adviser hereby agrees that all records which it maintains for the benefit of the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Adviser further agrees to preserve for the periods prescribed by applicable rules promulgated under the 1940 Act the records required to be maintained by it pursuant to such Rule that are not maintained by others on behalf of the Trust.

6.   EXPENSES

     During the term of this Agreement, Adviser will pay all expenses incurred by it in connection with its investment advisory services furnished to the Trust other than the costs of securities and other investments (including brokerage commissions and other transaction charges) purchased or sold for the Portfolios.

7.   COMPENSATION

     The Trust will pay Adviser, and Adviser will accept as full compensation for its services rendered hereunder, the investment advisory fees for each Portfolio as set forth on Schedule A attached hereto and incorporated herein, which Schedule A may be amended from time to time by mutual agreement of the Trust, Adviser and shareholders as applicable. All fees payable to Adviser pursuant to this Agreement shall be computed at the end of each month and payable within five (5) business days thereafter, and shall be computed as an annual rate as a percentage of the average daily net assets of the applicable Portfolio. All parties to this Agreement do hereby expressly authorize and instruct the Trust's Administrator, Unified Fund Services, Inc. or its successor, to provide, in accordance with the fees set forth on Schedule A, a calculation each month of the gross amounts due Adviser for each Portfolio and to remit such fee payments hereunder promptly to Adviser.

8.   LIMITATION OF LIABILITY

     Adviser shall not be liable for any error of judgment, mistake of law or for any other loss suffered by the Trust or any Portfolio in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful malfeasance, bad faith or gross negligence on Adviser's part in the performance of its duties or from reckless disregard by it of its obligations or duties under this Agreement.

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9.   DURATION AND TERMINATION

     This Agreement shall become effective as of the date first written above and, unless sooner terminated as provided herein, shall continue in effect until ___________, 2006. Thereafter, this Agreement shall be renewable for successive periods of one year each, provided such continuance is specifically approved annually:

     (a) By the affirmative vote of a majority of those members of the Board who are not parties to the Agreement or interested persons of any such party (as that term is defined in the 1940 Act), cast in person at a meeting called for the purpose of voting on such approval; and
     (b) By affirmative vote of either a majority of the entire Board or a majority (as that term is defined in the 1940 Act) of the outstanding voting securities of the Trust.

     Notwithstanding the foregoing, this Agreement may be terminated by the Trust or by Adviser at any time upon sixty (60) days written notice, without payment of any penalty; provided, however that termination by the Trust must be authorized by majority vote of the Board or by vote of a majority of the outstanding voting securities of the Trust. This Agreement will automatically terminate in the event of its assignment (as that term is defined in the 1940 Act).

10.  AMENDMENT OF THIS AGREEMENT

     No provision of this Agreement may be changed, waived, discharged, or terminated orally, but only by a written instrument signed by the party against which enforcement of the change, waiver, discharge or termination is sought. No material amendment of this Agreement shall be effective until approved by vote of the holders of a majority of the Fund's outstanding voting securities (as defined in the 1940 Act).

11.  MISCELLANEOUS

     The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby. This Agreement shall be binding on, and shall inure to the benefit of, the parties hereto and their respective successors.

12.  COUNTERPARTS

     This Agreement may be executed in counterparts by the parties hereto, each of which shall constitute an original, and all of which, together, shall constitute one Agreement.

13.  GOVERNING LAW

     This Agreement shall be construed in accordance with, and governed by, the laws of the State of Kentucky, without regard to such jurisdiction's conflict-of-law statutes.


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14.  NOTICES

     Except as otherwise provided in this Agreement, any notice or other communication required by or permitted to be given in connection with this Agreement will be in writing and will be delivered in person or sent by first class mail, postage prepaid or by prepaid overnight delivery service to the respective parties as follows:

     If to the Trust:                      If to the Adviser:

     Veracity Funds                        Integrity Asset Management, LLC
     9900 Corporate Campus Dr., Suite 3000 9900 Corporate Campus Dr., Suite 3000
     Louisville, KY  40223                 Louisville, KY  40223
     Matthew G. Bevin                      Matthew G. Bevin
     President                             President


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

Attest:                                    VERACITY FUNDS




By: _______________________                By:____________________________
Name:  ____________________                Matthew G. Bevin
Title: Secretary                           Title: President


Attest:                                    INTEGRITY ASSET MANAGEMENT, LLC.




By: ________________________               By:____________________________
Name: ______________________               Matthew G. Bevin
Title:  ______________________             Title:  President


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                                   SCHEDULE A

                                 VERACITY FUNDS

                             PORTFOLIOS OF THE TRUST
                           AS OF _______________, 2004

The Portfolios offered by the Trust, and the fees payable to Integrity Asset Management, LLC for services rendered to each such Portfolio, are as follows:

----------------------------------- --------------------------------------------
                                    Annual Fee Rate, as percentage of average
Name of Portfolio                   daily net assets
----------------------------------- --------------------------------------------

Veracity Small-Cap Value Fund                          0.90%
----------------------------------- --------------------------------------------

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